Exhibit 10.16


                              CONSULTING AGREEMENT

           THIS AGREEMENT is made effective this 1st day of May, 2005.

BETWEEN:

     MIDNET (CANADA), INC., a body incorporated under the laws of Canada, having its head office at 300-1055 W. Hastings St., Vancouver BC, V6E 2E9

     (hereinafter called the "Company")

                                          OF THE FIRST PART
AND:

     THE HAVORY CONSULTING GROUP, of 4110 Roche Place, North Vancouver, British Columbia, Canada, V7G 2R3

     (hereinafter called the "Consultant")

                                          OF THE SECOND PART
WHEREAS:

A.   The Consultant is a senior financial executive.

B. The Company is desirous of retaining the services of the Consultant, and the Consultant has agreed to serve the Company as an independent Consultant upon the terms and conditions hereinafter set forth;

     FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

SECTION 1 - SERVICES

1.01 Subject to sections 2, 3 and 10 hereof and to the control and direction of the Board of Directors and officers of the Company, the Company hereby retains the Consultant to provide management and financial consulting services (the "Services") to the Company, and the Consultant covenants and agrees to provide the "Services" to the Company. Specific responsibilities are as outlined in Schedule "A". These may be amended by mutual agreement.

1.02 The Consultant shall use the Consultant's best efforts, working time, attention and ability in the performance of the Services. Furthermore, the Consultant agrees that he shall not provide Services to any other competitive third party during the term of this Agreement.

1.03 During the Term, the Consultant shall provide the "Services" to the Company in a timely manner.

1.04 Travel on Midnet Inc's behalf may be required from time to time. The Consultant will be compensated at a pro-rated daily rate when the Consultant is required to travel on a weekend. Any additional expenses, such as Travel Accident Insurance, incurred by the Consultant will be re-imbursed to the Consultant as set out in paragraph 3.04

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SECTION 2 - TERM OF CONTRACT

2.01 The term of this Agreement (the "Term") shall commence May 1, 2005 and, subject to section 2.02, will be ongoing severed or amended by mutual agreement, or terminated as set out in section 5.

2.02 As of September 30 2005, or earlier if mutually agreed to, the consultant shall assume the position and responsibilities of the Chief Financial Officer of Midnet Inc, the company. It is intended, subject to adequate financing of the company, that this position will be full time and at a compensation commensurate with the duties and responsibilities and which shall be negotiated prior to September 30 2005.

SECTION 3 - COMPENSATION

3.01 During the term of this Agreement, the Company shall pay the Consultant a fee (the "Fee") of $5,000.00 CDN plus applicable taxes for approximately 80 hours for services provided to the Company and performed by the Consultant during the respective calendar month. The Consultant accepts the amount specified as payment in full for all services to be provided by the Consultant and Consultant's employees.

3.02 On behalf of the Consultant and the Consultant's employees, the Consultant hereby waives any claim for step-up fees, bonus, benefits [eg. dental, medical, disability, life insurance, company pension], vacation pay, holiday pay or other additional remuneration or compensation whatsoever, except as otherwise agreed to from time to time.

3.03 The Consultant shall invoice the Company on a monthly basis in advance for services rendered. Company shall pay invoices within 7 days of receipt.

3.04 The Consultant shall be reimbursed, on a timely basis, for all pre-approved out-of-pocket expenses actually and properly incurred by him in connection with his provision of "Services" hereunder. For all such expenses the Consultant shall furnish to the Company statements and vouchers, including original receipts, as and when required and will bill the Company at cost at the end of each month.

3.05 The Consultant shall be responsible for the payment of his own taxes on income and other remittances as shall be required by any governmental entity with respect to the "Fee" and/or expenses paid by the Company to or on behalf of the Consultant.

3.05 The Consultant shall indemnify and hold the Company harmless from and against any and all taxes, interest, penalties, claims, liabilities, damages or expenses incurred directly or indirectly by the Company and arising from or with respect to any failure by the Company to withhold income taxes and / or any other legally required deductions from any amounts paid to or in respect of the Consultant or the Consultant's employees.

SECTION 4 - INTELLECTUAL PROPERTY / CONFIDENTIALITY

4.01 The Consultant shall not, either during the Term or at any time reasonable thereafter, disclose the private affairs of the Company, or any secrets of the Company to any person other than the Directors, management or employees of the Company, as is appropriate, and shall

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         not (either during the Term or at any reasonable time thereafter) use for the Consultant's own purposes, or for any purpose other than those of the Company, any information the Consultant may acquire in relation to the business and affairs of the Company, other than as allowed for in accordance with prevailing legislation. This does not prevent the Consultant or any of its employees from purchasing stock in the company as long as this is not in contravention of any legislation governing such purchases.

4.02 The Consultant shall well and faithfully serve the Company during the Term and, subject to section 10.01 hereof, use his best efforts to promote the interests of the Company.

SECTION 5 - TERMINATION

5.01 This Agreement may be terminated by either party at any time upon thirty (30) days' prior written notice.

5.02 After notice, the Company at its option, may waive the requirement that the Consultant continue to provide the Services during the applicable notice period; but, in any event, the Company shall continue to pay the Fee during the applicable notice period. Thereafter, neither the Consultant nor the Company shall have any further obligations hereunder.

5.03 In the event this Agreement is terminated by reason of default on the part of the Consultant, then at the request of the Board of Directors of the Company, the Consultant shall forthwith resign any position or office, which he then holds with the Company.

SECTION 6 - ASSIGNMENT

6.01 The services to be performed by the Consultant pursuant hereto are personal in character, and except that the Consultant shall be at liberty to assign this Agreement, with notice, to a company controlled by him, neither this Agreement nor any rights or benefits arising hereunder are assignable by the Consultant without the previous written consent of the Company.

6.02 The provisions of this Agreement shall enure to the benefit of and be binding upon the Consultant, the Company and their respective successors and assigns. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity, which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Consultant or the Company, as the case may be.

SECTION 7 - NOTICE

7.01 Any notice in writing required or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered or faxed to the Consultant or mailed by registered mail, postage prepaid, addressed to the Consultant at his address as shown on page 1 hereof. Any such notice mailed in Canada as aforesaid shall be deemed to have been received by the Consultant on the third business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be sufficiently given if delivered or faxed to the Company or mailed by registered mail, postage prepaid, addressed to the Company at its address as shown on page 1 hereof. Any such notice mailed in Canada as aforesaid shall be deemed to have been received by the Company on the third business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

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SECTION 8 - INDEMNIFICATION

8.01 The Company shall indemnify, defend and hold harmless the Consultant and its employees against any and all claims, demands, suits, judgments, expenses incurred therein, attorneys' fees, damages and obligations arising out of the performance of the Consultant and its employees under this Agreement.

SECTION 9 - GOVERNING LAW

9.01 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia, Canada and the parties hereby irrevocably attorn to the jurisdiction of the courts of such Province for this purpose.

SECTION 10 - COMPLETE AGREEMENT

10.01 If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision. This Agreement constitute the entire agreement between the parties hereto in respect of the subject matter hereof and hereby supersedes any other such oral or written agreements between the parties.


     IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.


MIDNET (CANADA), INC.
Per:

/s/ Tom Locke
--------------------------------
Authorized Signatory

Acting Chief Financial Officer
--------------------------------
Print Name and Title


THE HAVORY CONSULTING GROUP
Per:

/s/ Simon Dorey
--------------------------------
Authorized Signature

President
--------------------------------
Print Name and Title

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                                    SCHEDULE A

The services to be performed by the consultant include:

- Working with the interim CFO to produce monthly and quarterly financial statements, file 10Q and 10K reports and regulatory matters associated with these and other financial reporting;
- Working with senior management to design and implement controls to record and produce financial information;
-    Be responsible for the operation of the financial department;
-    Work with senior management on strategic plans and financial forecasts;
-    Assist in search for a corporate lawyer;
- Work with senior management on designing short term and long term compensation packages for senior management, employees and consultants;
-    Research and establish relationships with leasing companies
-    Research tax jurisdictional issues to address overseas expansion
-    Work with senior management on the move to a senior stock exchange
- Work with senior management in presenting business plans and financing requirements to investors, potential investors and analysts
- Work with senior management in the identification of new sources of financing and presenting to these potential investors.

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